Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues grew three percent year-over-year to $85.3 million; non-GAAP earnings were $0.50 per diluted share; GAAP earnings were $0.30 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--April 28, 2016--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2016. Net revenues for the first quarter were $85.3 million, down two percent from the prior quarter and up three percent compared to the first quarter of 2015. Net income was $8.8 million or $0.30 per diluted share, compared to $0.44 in the prior quarter and $0.21 in the first quarter of 2015. Cash flow from operations for the first quarter was $20.3 million.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, amortization of intangible assets and other acquisition-related expenses, and the tax effects of these items. Non-GAAP net income for the first quarter was $14.7 million or $0.50 per diluted share, compared with $0.58 in the prior quarter and $0.43 in the first quarter of 2015.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Revenues increased from a year ago, and we expect continued growth in the second quarter as demand for our InnoSwitch™ products continues to ramp in the mobile-device market. The broader InnoSwitch product cycle continues to take shape with the recent introductions of InnoSwitch-CE and the 900-volt InnoSwitch-EP, and we have a robust pipeline of innovative new products on the way that will further expand our addressable market.”

Additional Highlights

  Power Integrations repurchased approximately 138,000 shares of its common stock during the quarter for $6.1 million. At quarter-end the company had $23.9 million remaining on its repurchase authorization.
  The company paid a dividend of $0.13 per share on March 31, 2016. A dividend of $0.13 per share will be paid on June 30, 2016 to stockholders of record as of May 31, 2016.
  Power Integrations had $185.2 million in cash and short-term marketable securities at quarter-end, an increase of $11.3 million during the quarter.
  Power Integrations was issued 14 U.S. patents during the first quarter.

Financial Outlook

The company issued the following forecast for the second quarter of 2016:

  Revenues are expected to be in a range of $88 million to $94 million.
  Non-GAAP gross margin is expected to be between 50.5 percent and 51 percent. (Excludes approximately $0.3 million of stock-based compensation expense and $1 million of amortization of acquisition-related intangible assets.) GAAP gross margin is expected to be between 49.1 percent and 49.6 percent.
  Non-GAAP operating expenses are expected to be approximately $31 million. (Excludes approximately $4.8 million of stock-based compensation expenses and $0.6 million of amortization of acquisition-related intangible assets.) GAAP operating expenses are expected to be approximately $36.4 million.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. PT. Members of the investment community can join the call by dialing 1-647-788-4901. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power-conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the write-up of acquired inventory, acquisition expenses, severance and transition expenses, and the tax effects of these items. The company uses these measures in its own financial and operational decision-making and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s forecast for its second-quarter financial performance and its expectation that products in its pipeline will expand the company’s addressable market are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products including its InnoSwitch products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 11, 2016. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, InnoSwitch and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
NET REVENUES	$85,326	$87,289	$82,557

COST OF REVENUES	42,379	44,373	40,265

GROSS PROFIT	42,947	42,916	42,292

OPERATING EXPENSES:
Research and development	14,779	13,856	14,573
Sales and marketing	10,740	10,449	11,307
General and administrative	7,850	6,896	7,983
Amortization of acquisition-related intangible assets	666	666	750
Acquisition expenses, severance and transition costs	-	-	722
Total operating expenses	34,035	31,867	35,335

INCOME FROM OPERATIONS	8,912	11,049	6,957

Other income, net	261	206	(223)

INCOME BEFORE INCOME TAXES	9,173	11,255	6,734

PROVISION (BENEFIT) FOR INCOME TAXES	330	(1,446)	391

NET INCOME	$8,843	$12,701	$6,343

EARNINGS PER SHARE:
Basic	$0.31	$0.45	$0.22
Diluted	$0.30	$0.44	$0.21

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,679	28,483	29,309
Diluted	29,244	29,126	30,058

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$90	$208	$249
Research and development	1,469	1,281	1,391
Sales and marketing	1,027	877	1,012
General and administrative	1,830	899	1,739
Total stock-based compensation expense	$4,416	$3,265	$4,391

Cost of revenues includes:
Amortization of write-up of acquired inventory	$-	$-	$309
Amortization of acquisition-related intangible assets	$961	$961	$961

General & administrative expenses include:
Patent-litigation expenses	$1,159	$1,517	$1,457

Other income, net includes:
Amortization of in-place lease intangible assets	$90	$90	$-

REVENUE MIX BY END MARKET
Communications	23%	26%	21%
Computer	6%	7%	8%
Consumer	39%	34%	38%
Industrial	32%	33%	33%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$42,947	$42,916	$42,292
GAAP gross margin	50.3%	49.2%	51.2%

Stock-based compensation included in cost of revenues	90	208	249
Amortization of write-up of acquired inventory	-	-	309
Amortization of acquisition-related intangible assets	961	961	961

Non-GAAP gross profit	$43,998	$44,085	$43,811
Non-GAAP gross margin	51.6%	50.5%	53.1%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$34,035	$31,867	$35,335

Less:Stock-based compensation expense included in operating expenses
Research and development	1,469	1,281	1,391
Sales and marketing	1,027	877	1,012
General and administrative	1,830	899	1,739
Total	4,326	3,057	4,142

Amortization of acquisition-related intangible assets	666	666	750

Acquisition expenses, severance and transition costs	-	-	722

Non-GAAP operating expenses	$29,043	$28,144	$29,721

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$8,912	$11,049	$6,957
GAAP operating margin	10.4%	12.7%	8.4%

Add:Total stock-based compensation	4,416	3,265	4,391
Amortization of write-up of acquired inventory	-	-	309
Amortization of acquisition-related intangible assets	1,627	1,627	1,711
Acquisition expenses, severance and transition costs	-	-	722

Non-GAAP income from operations	$14,955	$15,941	$14,090
Non-GAAP operating margin	17.5%	18.3%	17.1%

RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$330	$(1,446)	$391
GAAP effective tax rate	3.6%	-12.8%	5.8%

Tax effect of adjustments to GAAP results	(301)	(796)	(521)

Non-GAAP provision (benefit) for income taxes	$631	$(650)	$912
Non-GAAP effective tax rate	4.1%	-4.0%	6.6%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$8,843	$12,701	$6,343

Adjustments to GAAP net income
Stock-based compensation	4,416	3,265	4,391
Amortization of write-up of acquired inventory	-	-	309
Amortization of acquisition-related intangible assets	1,627	1,627	1,711
Acquisition expenses, severance and transition costs	-	-	722
Amortization of in-place lease intangible assets	90	90	-
Tax effect of items excluded from non-GAAP results	(301)	(796)	(521)

Non-GAAP net income	$14,675	$16,887	$12,955

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,244	29,126	30,058

Non-GAAP net income per share (diluted)	$0.50	$0.58	$0.43

GAAP income per share	$0.30	$0.44	$0.21

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 94,735	$ 90,092
Short-term marketable securities	90,419	83,769
Accounts receivable	11,294	7,818
Inventories	45,665	51,934
Prepaid expenses and other current assets	7,295	6,790
Total current assets	249,408	240,403

PROPERTY AND EQUIPMENT, net	97,723	99,381
INTANGIBLE ASSETS, net	36,373	38,165
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	11,779	11,843
OTHER ASSETS	5,664	5,896
Total assets	$ 492,796	$ 487,537

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 19,862	$ 21,660
Accrued payroll and related expenses	7,986	9,327
Taxes payable	3,326	3,620
Deferred income on sales to distributors	17,102	15,101
Other accrued liabilities	2,217	2,285
Total current liabilities	50,493	51,993

LONG-TERM LIABILITIES:
Income taxes payable	2,695	2,511
Deferred tax liabilities	1,141	1,291
Other liabilities	3,246	3,123
Total liabilities	57,575	58,918

STOCKHOLDERS' EQUITY:
Common stock	28	28
Additional paid-in capital	146,655	145,366
Accumulated other comprehensive loss	(1,652)	(1,851)
Retained earnings	290,190	285,076
Total stockholders' equity	435,221	428,619
Total liabilities and stockholders' equity	$ 492,796	$ 487,537

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,843	$12,701	$6,343
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,315	4,229	4,032
Amortization of intangible assets	1,792	1,792	1,786
Loss on disposal of property and equipment	78	91	-
Stock-based compensation expense	4,416	3,265	4,391
Amortization of premium on marketable securities	260	254	286
Deferred income taxes	(86)	(5,568)	77
Increase (decrease) in accounts receivable allowances	89	(1)	(5)
Tax shortfall associated with employee stock plans	-	-	(189)
Change in operating assets and liabilities:
Accounts receivable	(3,565)	3,243	(550)
Inventories	6,269	3,505	424
Prepaid expenses and other assets	(868)	(887)	(227)
Accounts payable	(1,840)	35	349
Taxes payable and other accrued liabilities	(1,413)	3,503	(1,076)
Deferred income on sales to distributors	2,001	(1,363)	2,031
Net cash provided by operating activities	20,291	24,799	17,672

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,095)	(3,740)	(3,322)
Payment for acquisition, net of cash acquired	-	-	(15,365)
Purchases of marketable securities	(45,227)	(14,815)	-
Proceeds from sales and maturities of marketable securities	38,531	21,850	26,785
Net cash provided by (used in) investing activities	(8,791)	3,295	8,098

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	2,957	5,678	3,519
Repurchase of common stock	(6,085)	-	(841)
Payments of dividends to stockholders	(3,729)	(3,415)	(3,519)
Net cash provided by (used in) financing activities	(6,857)	2,263	(841)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,643	30,357	24,929

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,092	59,735	60,708

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$94,735	$90,092	$85,637

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
joe@power.com